SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

AMENDMENT TO APPLICATION OR REPORT

Filed Pursuant to Section 12, 13 or 15(d) of the
Securities Exchange Act of 1934

JMAR TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

AMENDMENT NO. 2

     The undersigned registrant hereby amends the following items, financial statements, exhibits or other portions of its Current Report on Form 8-K dated August 22, 2001 and Form 8-K/A dated September 11, 2001 as set forth in the pages attached hereto:

•	Semiconductor Advanced Lithography, Inc. unaudited balance sheet as of June 30, 2001 and unaudited statements of operations and cash flows for the six months ended June 30, 2001 and 2000.

•	Headnotes were added to the proforma financial information which explains how they were prepared.

•	The proforma balance sheet was revised to present separate columns for the Company’s historical balance sheet, the historical balance sheet of Semiconductor Advanced Lithography, Inc., the proforma adjustments and notes describing the assumptions and adjustments to the proforma balance sheet.

•	The proforma statements of operations were revised to remove amortization of goodwill and the calculation of amortization of identifiable intangibles was clarified.

•	Note 4 to the proforma statements of operations was expanded to disclose the amount of debt forgiven and paid off and the interest rates on that debt and the amount of the purchase note and interest rate.

•	Adjustments were made to the historical financial statements of Semiconductor Advanced Lithography, Inc. for the years ended December 31, 2000, 1999 and 1998 and as of and for the six months ended June 30, 2001 and 2000 to record the patents acquired from a related party at historical cost, in accordance with Securities and Exchange Commission Staff Accounting Bulletin No. 48.

     None of the above amendments affect the historical financial statements of JMAR Technologies, Inc. Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized.

JMAR Technologies Inc. (Registrant)

By:	/s/ Dennis E. Valentine

Dennis E. Valentine Chief Financial Officer

Date: February 26, 2002

The following financial statements, proforma financial information and exhibits are filed as a part of this report.

     (a)  Financial statements of the business acquired, prepared pursuant to Rule 3-05 of Regulation S-X and provided to the Registrant by Semiconductor Advanced Lithography, Inc.:

     (b)  Proforma financial information required pursuant to Article 11 of Regulation S-X:

Item 7.   Financial Statements, Proforma Financial Information and Exhibits

     The unaudited proforma condensed combined statements of operations for the year ended December 31, 2000, and six months ended June 30, 2001, give effect to the acquisition of Semiconductor Advanced Lithography, Inc. by JMAR Technologies, Inc. as if the acquisition, accounted for as a purchase, had occurred on January 1, 2001. The proforma information is based on historical financial statements of Semiconductor Advanced Lithography, Inc. and JMAR Technologies, Inc. after giving effect to the transaction using the purchase method of accounting and the assumptions and adjustments in the accompanying notes to the proforma financial statements. The proforma financial statements have been prepared on the basis of preliminary estimates. The Registrant will continue its review to determine the fair value of the acquired assets and liabilities.

     The proforma statements have been prepared by the Registrant based upon the financial statements of Semiconductor Advanced Lithography, Inc. (filed with this report under Item a) which have been provided by Semiconductor Advanced Lithography, Inc. These proforma statements may not be indicative of the results that actually would have occurred if the combination had been in effect on the dates indicated or which may be obtained in the future. The proforma financial statements should be read in conjunction with the audited financial statements and notes of Semiconductor Advanced Lithography, Inc.

Report of Independent Certified Public Accountants

To the Stockholders and
     Board of Directors of
Semiconductor Advanced Lithography, Inc.

We have audited the accompanying balance sheets for Semiconductor Advanced Lithography, Inc., as of December 31, 2000 and 1999, and the related statements of operations, stockholders’ deficit, and cash flows for the years then ended (as amended, see Note C). These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Semiconductor Advanced Lithography, Inc., as of December 31, 2000 and 1999, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As shown in the financial statements, the Company incurred a net loss of $2,772,430 for 2000 and has incurred substantial net losses in prior years. At December 31, 2000, current liabilities exceed current assets by $3,195,268 and total liabilities exceed total assets by $6,356,993. These factors raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

As discussed in Note C to the financial statements, the 2000 and 1999 financial statements have been restated to conform with Securities and Exchange Commission Staff Accounting Bulletin No. 48.

Gallagher, Flynn & Company, PLC

January 15, 2001, except for Note C,
as to which the date is February 25, 2002

SEMICONDUCTOR ADVANCED LITHOGRAPHY, INC.

BALANCE SHEETS (As Amended, See Note C)

DECEMBER 31,

A S S E T S

	2000	1999

CURRENT ASSETS
Cash and cash equivalents	$134,620	$16,892
Accounts receivable	419,854	295,332
Other receivables	19,932	—
Inventories, less inventory allowance of $169,000 in 2000 and $90,000 in 1999	700,685	698,627
Prepaid expenses and other current assets	22,839	26,810

Total current assets	1,297,930	1,037,661

EQUIPMENT AND VEHICLE
Office equipment	185,895	179,566
Tools and equipment	118,076	118,394
Leasehold improvements	33,401	33,401
Vehicle	15,517	15,517

	352,889	346,878
Less accumulated depreciation and amortization	190,636	136,130

	162,253	210,748

OTHER ASSETS
Patents, less accumulated amortization Of $208 in 2000 and $108 in 1999	792	892
Other	—	1,726

	792	2,618

	$1,460,975	$1,251,027

The accompanying notes are an integral part of these statements.

SEMICONDUCTOR ADVANCED LITHOGRAPHY, INC.

BALANCE SHEETS (As Amended, See Note C)

DECEMBER 31,

LIABILITIES AND STOCKHOLDERS’ DEFICIT

	2000	1999

CURRENT LIABILITIES
Notes payable	$3,290,623	$2,010,000
Accounts payable — trade	308,587	109,249
Accrued expenses	341,301	388,453
Billings in excess of costs and estimated earnings on uncompleted contracts	418,837	—
Deferred income	82,350	152,250
Customer deposit	50,000	197,975
Income taxes payable	1,500	1,500

Total current liabilities	4,493,198	2,859,427

CONVERTIBLE LONG-TERM DEBT, RELATED PARTY	1,000,000	1,000,000

LONG-TERM DEBT, RELATED PARTY	2,324,770	2,292,416

COMMITMENTS
STOCKHOLDERS’ DEFICIT
Common stock	4,156	3,316
Additional paid-in capital	1,529,871	214,458
Accumulated deficit	(7,891,020)	(5,118,590)

	(6,356,993)	(4,900,816)

	$1,460,975	$1,251,027

The accompanying notes are an integral part of these statements.

SEMICONDUCTOR ADVANCED LITHOGRAPHY, INC.

STATEMENTS OF OPERATIONS (As Amended, See Note C)

YEARS ENDED DECEMBER 31,

	2000	1999

REVENUE
Contract revenue	$508,908	$1,558,794
Maintenance contracts	193,935	57,025
Retail sales	419,603	878,104
Other	140,335	55,035

	1,262,781	2,548,958

EXPENSES
Contract and other development expenses	970,360	2,265,111
Cost of sales — other	762,339	610,557
Sales and marketing	272,505	384,416
General and administrative	683,840	974,577
Amortization of patents	100	100

TOTAL EXPENSES	2,689,144	4,234,761

LOSS FROM OPERATIONS	(1,426,363)	(1,685,803)

OTHER (INCOME) EXPENSES
Interest income	(9,227)	(19,061)
Debt refinancing costs	160,539	—
Other, net	2,781	17,603
Amortization of discount on notes payable	445,126	—
Interest expense	743,840	512,344

	1,343,059	510,886

LOSS BEFORE INCOME TAXES	(2,769,422)	(2,196,689)
PROVISION FOR INCOME TAXES	3,008	1,257

NET LOSS	$(2,772,430)	$(2,197,946)

The accompanying notes are an integral part of these statements.

SEMICONDUCTOR ADVANCED LITHOGRAPHY, INC.

STATEMENTS OF STOCKHOLDERS’ DEFICIT (As Amended, See Note C)

YEARS ENDED DECEMBER 31, 2000 AND 1999

		Additional		Total
	Common	Paid-In	Accumulated	Stockholders'
	Stock	Capital	Deficit	Deficit

BALANCE, January 1, 1999	$6,623	$—	$(2,920,644)	$(2,914,021)
Issuance of common stock	10	—	—	10
Issuance of stock options	—	211,141	—	211,141
Net loss for the year	—	—	(2,197,946)	(2,197,946)
Reverse stock split	(3,317)	3,317	—	—

BALANCE, December 31, 1999	3,316	214,458	(5,118,590)	(4,900,816)
Issuance of common stock	840	371,910	—	372,750
Issuance of stock options	—	100,407	—	100,407
Issuance of stock warrants	—	843,096	—	843,096
Net loss for the year	—	—	(2,772,430)	(2,772,430)

BALANCE, December 31, 2000	$4,156	$1,529,871	$(7,891,020)	$(6,356,993)

The accompanying notes are an integral part of these statements.

SEMICONDUCTOR ADVANCED LITHOGRAPHY, INC.

STATEMENTS OF CASH FLOWS (As Amended, See Note C)

YEARS ENDED DECEMBER 31,

	2000	1999

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(2,772,430)	$(2,197,946)

Noncash items included in net loss:
Depreciation	55,206	53,398
Amortization	100	100
Compensation expense	100,407	211,141
Other	—	(11,056)
Amortization of discount on notes payable	445,126	—
Amortization of discount on long-term debt — technology note	32,354	3,131
Loss on sale of equipment	1,557	—
Changes in assets and liabilities:
Accounts receivable — trade	(124,522)	407,959
Inventories	(2,058)	119,669
Prepaid expenses and other current assets	3,971	2,838
Other assets	1,726	—
Due from related parties	(19,932)	—
Accounts payable — trade	199,338	(604,900)
Due to related parties	—	(1,783)
Accrued expenses	(47,152)	143,692
Customer deposits	(147,975)	147,975
Billings in excess of costs and estimated earnings on uncompleted contracts	418,837	(43,784)
Deferred income	(69,900)	124,475

	847,083	552,855

Net cash used in operating activities	(1,925,347)	(1,645,091)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of equipment	(9,018)	(63,779)
Proceeds from sale of equipment	750	—

Net cash provided by (used in) investing activities	(8,268)	(63,779)

Subtotal (forward)	$(1,933,615)	$(1,708,870)

SEMICONDUCTOR ADVANCED LITHOGRAPHY, INC.

STATEMENTS OF CASH FLOWS

YEARS ENDED DECEMBER 31,

	2000	1999

Subtotal (forwarded)	$(1,933,615)	$(1,708,870)

CASH FLOWS FROM FINANCING ACTIVITIES
Net proceeds from short-term debt financing	1,678,593	1,160,000
Payments on long-term debt	—	(23,832)
Issuance of common stock	372,750	10

Net cash provided by financing activities	2,051,343	1,136,178

Net increase (decrease) in cash and cash equivalents	117,728	(572,692)
CASH AND CASH EQUIVALENTS, beginning of year	16,892	589,584

CASH AND CASH EQUIVALENTS, end of year	$134,620	$16,892

SUPPLEMENTAL CASH FLOW INFORMATION:

	2000	1999

Cash paid during the year for:
Interest	$1,139,010	$434,670

Income taxes	$3,008	$1,257

The accompanying notes are an integral part of these statements.

SEMICONDUCTOR ADVANCED LITHOGRAPHY, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (As Amended, See Note C)

DECEMBER 31, 2000 AND 1999

A) SUMMARY OF OPERATIONS AND ACCOUNTING POLICIES

     Operations:

Semiconductor Advanced Lithography, Inc. (formerly Suss Advanced Lithography) (the Company), was incorporated in December, 1993, under the laws of the state of Delaware. The Company develops, manufactures, services and supports state-of-the-art X-ray lithography steppers. This equipment is used in the research and development for future production of semiconductors. In 2000, 27% of the Company’s revenue came from a contract with JMAR Technologies, a California company, and 18% came from contracts with Sanders, a Lockheed Martin Company (Sanders), which has a contract with the U.S. Defense Department. In 1999, 61% of the Company’s revenue came from the Sanders contract. The Company’s raw materials are readily available and the Company is not dependent on a single supplier or only a few suppliers.

     Accounting policies:

A summary of the Company’s significant accounting policies applied in the preparation of the accompanying financial statements follows:

1. Cash and cash equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

2. Inventories

Inventories are stated at the lower of actual cost or market, with cost being determined using the specific identification method.

3. Revenue and cost recognition — contracts

The Company follows the percentage-of-completion method of accounting for its research and development contracts and similar arrangements. Accordingly, income is recognized in the ratio that costs incurred bears to estimated total costs. Adjustments to cost estimates are made periodically and losses expected to be incurred on contracts in progress are charged to operations in the period such losses are determined. The aggregate of costs incurred and income recognized of uncompleted contracts in excess of related billings is shown as a current asset and the aggregate of billings on uncompleted contracts in excess of related costs incurred and income recognized is shown as a current liability.

SEMICONDUCTOR ADVANCED LITHOGRAPHY, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2000 AND 1999

A) SUMMARY OF OPERATIONS AND ACCOUNTING POLICIES (continued)

4. Depreciation

Depreciation is provided for in amounts sufficient to relate the cost of depreciable assets to operations over their estimated service lives using accelerated methods. Leasehold improvements are amortized over the life of the lease or the service lives of the improvements, whichever is shorter.

5. Patents

Patents are being amortized on a straight-line basis over the life of the patents (10 years) as outlined in Note C.

6. Income taxes

Temporary differences giving rise to deferred income taxes consist primarily of certain expenses deductible in different periods for financial reporting and tax purposes, and net operating loss carryforwards available for tax purposes.

7. Foreign currency transactions

Assets and liabilities recorded in functional currencies other than U.S. dollars are translated into U.S. dollars at the year end rate of exchange. Gains or losses from foreign currency transactions are included in the earnings of the current period.

8. Use of estimates

In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. Actual results could differ from those estimates.

9. Research and development costs

Research and development costs are charged to operations when incurred.

SEMICONDUCTOR ADVANCED LITHOGRAPHY, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2000 AND 1999

B) REALIZATION OF ASSETS

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplates continuation of the Company as a going concern. However, the Company has sustained substantial operating losses in recent years. In addition, the Company has used substantial amounts of working capital in its operations. Further, at December 31, 2000, current liabilities exceed current assets by $3,195,268 and total liabilities exceed total assets by $6,356,993.

In view of these matters, realization of a major portion of the assets in the accompanying balance sheet is dependent upon continued operations of the Company, which in turn is dependent upon the Company’s ability to meet its financing requirements, raise additional capital and the success of its future operations. Management believes that actions presently being taken to revise the Company’s operating and financial requirements and to raise additional capital provide the opportunity for the Company to continue as a going concern.

C) TECHNOLOGY PURCHASE

Effective January 1, 1996, the Company entered into a license agreement with Karl Suss America, a related party. The Company acquired the right to certain X-ray technology in exchange for license fees and royalties. Effective December 2, 1998, the Company entered into a $3,250,000 Technology License and Purchase agreement with Karl Suss, a related party, replacing the January 1, 1996 agreement. This agreement grants the Company all rights to the related technology and patents and eliminates all future license fees and royalty payments. Payment was made by issuance of a long-term note with installments over four years and a balloon payment of $2,450,000, due January 3, 2003, with the note totalling $3,250,000 (see Note E).

Subsequent to the original issuance of the accompanying financial statements, these financial statements were included in a Form 8-K filing with the Securities and Exchange Commission due to the acquisition of the Company by JMAR Technologies, Inc. Accordingly, the accounting for the above transaction has been adjusted to comply with Securities and Exchange Commission Staff Accounting Bulletin No. 48. Consequently, an adjustment has been reflected effective for the December 31, 1998 financial statements to record the carrying value of the assets acquired at the transferor's historical cost. The impact of this adjustment was to reduce the carrying value at December 31, 1998 by $2,293,000 with a corresponding reduction in shareholders' equity (deficit). Additionally, amortization expense was reduced by $229,300 for the years ended December 31, 1999 and 2000.

D) NOTES PAYABLE

Notes payable includes the amount due under a $250,000 bank line of credit due February, 2000. Interest is payable monthly at the Wall Street Journal prime rate (9.5% at December 31, 2000), plus 1%, adjusted monthly. The Company is also charged 0.25% interest monthly on any unused portion of the line. The line is secured by inventory, accounts receivable and equipment. There was no outstanding balance on the line of credit as of December 31, 2000 and a $60,000 outstanding balance at December 31, 1999.

During 2000, the Company issued several notes payable with maturity dates ranging from April 1, 2001 to May 1, 2001, bearing interest at 15%. Five of these notes were with related parties such as

SEMICONDUCTOR ADVANCED LITHOGRAPHY, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2000 AND 1999

directors, or the Suss family. The notes also carried warrant provisions (see Note K). These loans were refinanced in 2000 into Series D notes.

As of December 31, 2000, the Company has several Series D and Series E notes payable with maturity dates ranging from April, 2001 to May, 2001, bearing interest primarily at 15%. Certain loans are convertible to common stock at specified prices at the option of the holder. In addition, the Series D notes are 85% convertible at the Company’s discretion in the event of an equity transaction of $3,000,000 or more. The notes also carry detachable warrant provisions, which for 2000 created a discount of $843,096 on the notes and related expense charged to operations of $445,126. The notes are secured by a second security interest in all assets and a life insurance policy on an officer of the Company.

E) LONG-TERM DEBT

Effective July 18, 1996, the Company entered into a convertible loan agreement with DI Corporation, a current investor and related party under which it may draw down up to $1,000,000. The Company had drawdowns of $1,000,000 as of December 31, 2000 and 1999. Interest at 8% per year is payable semi-annually in arrears in February and August. A balloon payment shall be repaid on or before August 1, 2006.

The Company signed a Technology License and Installment Purchase Agreement (see Note C) effective December 2, 1998. Installments over four years and a balloon payment of $2,450,000, due January 3, 2003, total $3,250,000. This total discounted has a present value of $2,325,000 at December 31, 2000 and $2,292,000 at December 31, 1999. This purchase agreement is secured by the patent.

As of December 31, 2000, payments due on the above notes (including imputed interest on the technology agreement note) are:

Years Ending
December 31,	Amount

2001	$200,000
2002	200,000
2003	2,450,000
2006	1,000,000

$3,850,000

SEMICONDUCTOR ADVANCED LITHOGRAPHY, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2000 AND 1999

F) RELATED PARTY TRANSACTIONS

Semiconductor Advanced Lithography, Inc., is associated, through common ownership, with Karl Suss, or Suess MicroTec AG as it is now called. Transactions with Suess MicroTec AG or its U.S. division, Karl Suss America, arose substantially in connection with sales and purchases of assemblies and parts and charges to the Company for administrative services.

Transactions between Semiconductor Advanced Lithography, Inc. and Suess MicroTec AG, a related party for the years ended December 31, 2000 and 1999 were as follows:

	2000	1999

Sales of goods and services	$31,172	$23,190

Purchases of goods and services	$49,746	$155,245

The Company has borrowed funds from Suess MicroTec AG and DI Corporation, related parties on a long-term basis (see note E) and has short-term notes payable to several related parties (see note D). Interest expense on the notes payable charged to operations for the years ended December 31, 2000 and 1999 is as follows.

	2000	1999

Interest expense, including amortization of discount in 2000	$421,748	$429,790

Net amounts due to related parties included in accounts payable and accrued expenses were as follows as of December 31:

	2000	1999

Karl Suss America, Inc.	$54,100	$510
H & H Associates	34,376	—
DI Corporation	33,333	—

	$121,809	$510

SEMICONDUCTOR ADVANCED LITHOGRAPHY, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2000 AND 1999

G) INCOME TAXES

The provision for income taxes consists of minimum state taxes. Deferred tax assets and liabilities consist of the following at December 31:

	2000	1999

Deferred tax assets:
Accrued expenses	$19,274	$26,433
Inventory reserve	66,130	35,190
Net operating loss carryforwards	2,256,913	1,588,049
Charitable contribution carryover	708	786
Amortization of patents	118,541	53,685
Compensation related to stock option plan	121,815	82,556

	2,583,381	1,786,699
Less valuation allowance	2,578,088	1,781,273

	$5,293	$5,426

Deferred tax liabilities:
Depreciation of property and equipment	$5,293	$5,426

At December 31, 2000, the Company has approximately $5,772,000 of net operating loss carryforwards available to reduce future taxable income, principally through 2018.

The valuation allowance was increased by $796,815 during 2000.

H) PENSION PLAN

Effective January 1, 1998, Semiconductor Advanced Lithography, Inc., offered its employees the opportunity to contribute to a 401(k) plan. The Company will match 50% of the first $1,000 of 401(k) contributions per participant. The Company is not making any discretionary contributions to the Plan at this time. Total 401(k) employer contributions charged to operations were $6,819 in 2000 and $8,779 in 1999.

SEMICONDUCTOR ADVANCED LITHOGRAPHY, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2000 AND 1999

I) COMMITMENTS

The Company leases office space, furniture and equipment under operating leases expiring through March 31, 2001. Total rent expense charged to operations approximated $214,353 in 2000 and $211,923 in 1999.

Future minimum lease payments for all noncancellable operating leases are as follows:

Years Ending
December 31,	Amount

2001	$57,160
2002	2,004
2003	2,004
2004	2,004
2005	1,503

Total minimum lease payments	$64,675

J) COMMON STOCK

On August 2, 2000, the board of directors authorized a 1:2 reverse stock split of the Company’s $0.01 par value common stock. As a result of the split, the number of outstanding shares was reduced by 331,700 shares and additional paid in capital was increase by $3,317. All references in the accompanying financial statements to the number of common shares for 1999 have been adjusted to reflect the stock split.

The following stock was authorized, issued and outstanding at December 31:

	2000	1999

Common stock, Class AA — $0.01 par value; 5,000,000 shares authorized, 415,625 shares issued and outstanding at December 31, 2000 and 331,625 issued and outstanding at December 31, 1999	4,156	3,316

SEMICONDUCTOR ADVANCED LITHOGRAPHY, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2000 AND 1999

J) COMMON STOCK (continued)

On January 25, 1999, the Company restructured its equity by converting all existing and outstanding BB shares into AA shares. Each BB share received an AA share plus 4 warrants exercisable at $.01 per share.

K) WARRANTS

During 2000, the Company issued 421,548 detachable common stock warrants in connection with the issuance of notes payable (see Note D).

A total of 1,046,000 warrants were issued in January, 1999 to class BB shareholders as a result of the conversion of BB common stock to AA common stock (see Note J).

The Company has also issued stock warrants on Class AA common stock. The warrants were issued in connection with a series of loans and other agreements. The warrants expire 30 days after the consummation of an initial public offering or at other dates as defined in the agreements.

There were 1,050,158 warrants outstanding with an exercise price of $.02 to $4.00 per share, at December 31, 2000.

Class AA common stock has been reserved for the issuance of warrants as noted above.

SEMICONDUCTOR ADVANCED LITHOGRAPHY, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2000 AND 1999

L) STOCK OPTION PLAN

Since 1994, the Company offered all full-time employees qualified incentive stock options. Options were granted to purchase the Company’s common stock at not less than fair market value on the date of the grant and are only exercisable in the event of an initial public stock offering, a change in control of the Company, or by a board of director’s resolution. The options expire 10 years after the date of granting. Starting January, 1999, the Company issued nonqualified stock options with the same expiration terms as noted above at various exercise prices. Employees with incentive stock options were given the opportunity to convert to nonqualified stock options.

The Company applies APB Opinion 25, “Accounting For Stock Issued to Employees,” in accounting for its stock option plan. Compensation cost recognized for the plans was $100,407 in 2000 and $211,141 in 1999. Had compensation costs been determined on the basis of value pursuant to FASB Statement No. 123, the net loss would not have changed materially. Assumptions utilized in making this determination were a risk-free interest rate of 4.63% to 6.18%, 10 year expected life, and 0% dividend yield and volatility rate.

Following is a summary of the status of stock options during 2000 and 1999 (as restated for the reverse stock split):

	2000		1999

		Weighted		Weighted
		Average		Average
	Number of	Exercise	Number of	Exercise
	Shares	Price	Shares	Price

Outstanding — beginning:	164,375	$1.71	121,500	$0.99
Granted	65,875	2.50	123,000	1.25
Exercised	—		—
Forfeited or cancelled	(23,750)	2.00	(80,125)	1.74

Outstanding — ending	206,500	$2.01	164,375	$1.71

Options exercisable at year end	—		—

Class AA common stock has been reserved for the issuance of stock options as noted above.

SEMICONDUCTOR ADVANCED LITHOGRAPHY, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2000 AND 1999

M) CONCENTRATION OF CREDIT RISK

The Company maintains its cash balances in one financial institution located in Vermont. These balances are insured by the Federal Deposit Insurance Corporation up to $100,000. At December 31, 2000, uninsured amounts held at this financial institution approximated $46,100. The same financial institution is the one that has extended the Company their line of credit, referred to in Note D.

Report of Independent Certified Public Accountants

To the Stockholders and
     Board of Directors of
Semiconductor Advanced Lithography, Inc.

We have audited the accompanying balance sheets for Semiconductor Advanced Lithography, Inc. as of December 31, 1999 and 1998, and the related statements of operations, stockholders’ equity (deficit), and cash flows for the years then ended (as amended, see Note C). These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Semiconductor Advanced Lithography, Inc., as of December 31, 1999 and 1998, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As shown in the financial statements, the Company incurred a net loss of $2,197,946 for 1999 and has incurred substantial net losses in prior years. At December 31, 1999, current liabilities exceed current assets by $1,821,766 and total liabilities exceed total assets by $4,900,816. These factors raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

As discussed in Note C to the financial statements, the 1999 and 1998 financial statements have been restated to conform with Securities and Exchange Commission Staff Accounting Bulletin No. 48.

January 31, 2000, except for Note C, as to which the date is February 25, 2002

SEMICONDUCTOR ADVANCED LITHOGRAPHY, INC.

BALANCE SHEETS (As Amended, See Note C)

DECEMBER 31,

A S S E T S

	1999	1998

CURRENT ASSETS
Cash and cash equivalents	$16,892	$589,584
Accounts receivable	295,332	703,291
Inventories, less inventory allowance of $90,000 in 1999 and 1998	698,627	818,296
Prepaid expenses and other current assets	26,810	29,648

Total current assets	1,037,661	2,140,819

EQUIPMENT AND VEHICLE
Office equipment	179,566	125,787
Tools and equipment	118,394	108,394
Leasehold improvements	33,401	33,401
Vehicle	15,517	15,517

	346,878	283,099
Less accumulated depreciation and amortization	136,130	93,788

	210,748	189,311

OTHER ASSETS
Patents, less accumulated amortization of $108 in 1999 and $8 in 1998	892	992
Other	1,726	1,726

	2,618	2,718

	$1,251,027	$2,332,848

The accompanying notes are an integral part of these statements.

SEMICONDUCTOR ADVANCED LITHOGRAPHY, INC.

BALANCE SHEETS (As Amended, See Note C)

DECEMBER 31,

LIABILITIES AND STOCKHOLDERS’ (DEFICIT)

	1999	1998

CURRENT LIABILITIES
Notes payable	$2,010,000	$850,000
Current maturities of long-term debt	—	28,310
Accounts payable — trade	109,249	714,149
Due to related parties	—	1,783
Accrued expenses	388,453	244,761
Billings in excess of costs and estimated earnings on uncompleted contracts	—	43,784
Deferred income	152,250	27,775
Customer deposit	197,975	50,000
Income taxes payable	1,500	1,500

Total current liabilities	2,859,427	1,962,062

CONVERTIBLE LONG - TERM DEBT, RELATED PARTY	1,000,000	1,000,000

LONG - TERM DEBT, RELATED PARTY	2,292,416	2,284,807

COMMITMENTS
STOCKHOLDERS’ EQUITY (DEFICIT)
Common stock	6,633	6,623
Additional paid-in capital	211,141	—
Accumulated deficit	(5,118,590)	(2,920,644)

	(4,900,816)	(2,914,021)

	$1,251,027	$2,332,848

The accompanying notes are an integral part of these statements.

SEMICONDUCTOR ADVANCED LITHOGRAPHY, INC.

STATEMENTS OF OPERATIONS (As Amended, See Note C)

YEARS ENDED DECEMBER 31,

	1999	1998*

REVENUE
Contract revenue	$1,558,794	$4,119,470
Maintenance contracts	57,025	56,720
Retail sales	878,104	—
Other	55,035	36,448

	2,548,958	4,212,638

EXPENSES
Contract and other development expenses	2,265,111	3,112,229
Cost of sales — other	610,557	91,625
Sales and marketing	384,416	650,460
General and administrative	974,577	606,391
Amortization, royalties and license fees	100	204,813

TOTAL EXPENSES	4,234,761	4,665,518

LOSS FROM OPERATIONS	(1,685,803)	(452,880)

OTHER (INCOME) EXPENSES
Interest income	(19,061)	(13,658)
Other, net	17,961	85,223
Gain (loss) on foreign currency exchange	(358)	949
Interest expense	512,344	118,568

	510,886	191,082

LOSS BEFORE INCOME TAXES	(2,196,689)	(643,962)
PROVISION FOR INCOME TAXES	1,257	3,616

LOSS BEFORE MINORITY INTEREST	(2,197,946)	(647,578)
MINORITY INTEREST IN LOSS OF SUBSIDIARY	—	2,193

NET LOSS	$(2,197,946)	$(645,385)

*	Reclassified for comparative purposes.

The accompanying notes are an integral part of these statements.

SEMICONDUCTOR ADVANCED LITHOGRAPHY, INC.

STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT) (As Amended, See Note C)

YEARS ENDED DECEMBER 31, 1999 AND 1998

		Additional		Total
	Common	Paid-In	Accumulated	Stockholders'
	Stock	Capital	Deficit	Deficit

BALANCE, January 1, 1998	$617	$483,078	$(1,000,582)	$(516,887)
Issuance of common stock	85	541,166	—	541,251
5:1 Stock Split (effectuated as 4:1 stock dividend)	5,921	(5,921)	—	—
Acquisition of patents from related party	—	(1,018,323)	(1,274,677)	(2,293,000)
Net loss for the year	—	—	(645,385)	(645,385)

BALANCE, December 31, 1998	6,623	—	(2,920,644)	(2,914,021)
Issuance of common stock	10	—	—	10
Issuance of stock options	—	211,141	—	211,141
Net loss for the year	—	—	(2,197,946)	(2,197,946)

BALANCE, December 31, 1999	$6,633	$211,141	$(5,118,590)	$(4,900,816)

The accompanying notes are an integral part of these statements.

SEMICONDUCTOR ADVANCED LITHOGRAPHY, INC.

STATEMENTS OF CASH FLOWS (As Amended, See Note C)

YEARS ENDED DECEMBER 31,

	1999	1998

DECREASE IN CASH AND CASH EQUIVALENTS
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(2,197,946)	$(645,385)

Noncash items included in net loss:
Depreciation	53,398	63,287
Amortization	100	2,220
Compensation expense	211,141	—
Other	(11,056)	—
Gain on sale of equipment	—	(300)
Minority interest in loss of subsidiary	—	(2,193)
Changes in assets and liabilities:
Accounts receivable — trade	407,959	(399,271)
Inventories	119,669	(39,417)
Prepaid expenses and other current assets	2,838	78,972
Other assets	—	8,100
Accounts payable — trade	(604,900)	524,506
Due to related parties	(1,783)	(628,136)
Accrued expenses	143,692	18,203
Customer deposits	147,975	50,000
Billings in excess of costs and estimated earnings on uncompleted contracts	(43,784)	(360,330)
Deferred income	124,475	5,275

	549,724	(679,084)

Net cash used in operating activities	(1,648,222)	(1,324,469)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of equipment	(63,779)	(174,556)
Proceeds from sale of equipment	—	31,117
Due from employees	—	11,484

Net cash used in investing activities	(63,779)	(131,955)

Subtotal (forward)	$(1,712,001)	$(1,456,424)

(CONTINUED)

SEMICONDUCTOR ADVANCED LITHOGRAPHY, INC.

STATEMENTS OF CASH FLOWS

YEARS ENDED DECEMBER 31,

	1999	1998

Subtotal (forwarded)	$(1,712,001)	$(1,456,424)

CASH FLOWS FROM FINANCING ACTIVITIES
Net proceeds from short-term debt financing	1,160,000	850,000
Payments on long-term debt	(20,701)	—
Issuance of common stock	10	541,251
Minority interest in subsidiary	—	(2,193)

Net cash provided by financing activities	1,139,309	1,389,058

Net decrease in cash and cash equivalents	(572,692)	(67,366)
CASH AND CASH EQUIVALENTS, beginning of year	589,584	656,950

CASH AND CASH EQUIVALENTS, end of year	$16,892	$589,584

SUPPLEMENTAL CASH FLOW INFORMATION:

     During 1998, the Company acquired patents through the issuance of a note for $2,294,000.

	1999	1998

Cash paid during the year for:
Interest	$434,670	$55,029

Income taxes	$1,257	$2,366

The accompanying notes are an integral part of these statements.

SEMICONDUCTOR ADVANCED LITHOGRAPHY, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (As Amended, See Note C)

DECEMBER 31, 1999 AND 1998

A) SUMMARY OF OPERATIONS AND ACCOUNTING POLICIES

     Operations:

Semiconductor Advanced Lithography, Inc. (formerly Suss Advanced Lithography) (the Company), was incorporated in December 1993, under the laws of the state of Delaware. The Company develops, manufactures, services and supports state-of-the-art X-ray lithography steppers. This equipment is used in the research and development for future production of semiconductors. In 1999, 61% of the Company’s revenue came from a contract with Sanders, a Lockheed Martin Company (Sanders), which has a contract with the U.S. Defense Department. In 1998, 98% of the Company’s revenue came from this contract. The Company’s raw materials are readily available, and the Company is not dependent on a single supplier or only a few suppliers.

     Accounting policies:

A summary of the Company’s significant accounting policies applied in the preparation of the accompanying financial statements follows:

1. Basis of presentation

For 1998, the accompanying consolidated financial statements include the accounts of the Company and its 53% owned subsidiary, X-ray Mask Company, which was incorporated on May 8, 1997. Intercompany balances and transactions have been eliminated in consolidation. The subsidiary was dissolved in late 1999; therefore, the 1999 statements represent only the activity of Semiconductor Advanced Lithography, Inc.

2. Cash and cash equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

3. Inventories

Inventories are stated at the lower of actual cost or market, with cost being determined using the specific identification method.

SEMICONDUCTOR ADVANCED LITHOGRAPHY, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 1999 AND 1998

A) SUMMARY OF OPERATIONS AND ACCOUNTING POLICIES (continued)

4. Revenue and cost recognition — contracts

The Company follows the percentage-of-completion method of accounting for its Sanders’ research and development contract and similar arrangements. Accordingly, income is recognized in the ratio that costs incurred bears to estimated total costs. Adjustments to cost estimates are made periodically, and losses expected to be incurred on contracts in progress are charged to operations in the period such losses are determined. The aggregate of costs incurred and income recognized of uncompleted contracts in excess of related billings is shown as a current asset, and the aggregate of billings on uncompleted contracts in excess of related costs incurred and income recognized is shown as a current liability.

5. Depreciation

Depreciation is provided for in amounts sufficient to relate the cost of depreciable assets to operations over their estimated service lives, using accelerated methods. Leasehold improvements are amortized over the life of the lease or the service lives of the improvements, whichever is shorter.

6. Patents

Patents are being amortized on a straight-line basis over the life of the patents (10 years) as outlined in Note C.

7. Income taxes

Temporary differences giving rise to deferred income taxes consist primarily of certain expenses deductible in different periods for financial reporting and tax purposes, and net operating loss carryforwards available for tax purposes.

8. Foreign currency transactions

Assets and liabilities recorded in functional currencies other than U.S. dollars are translated into U.S. dollars at the year end rate of exchange. Gains or losses from foreign currency transactions are included in the earnings of the current period.

SEMICONDUCTOR ADVANCED LITHOGRAPHY, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 1999 AND 1998

A) SUMMARY OF OPERATIONS AND ACCOUNTING POLICIES (continued)

9. Use of estimates

In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. Actual results could differ from those estimates.

10. Research and development costs

Research and development costs are charged to operations when incurred.

B) REALIZATION OF ASSETS

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplates continuation of the Company as a going concern. However, the Company has sustained substantial operating losses in recent years. In addition, the Company has used substantial amounts of working capital in its operations. Further, at December 31, 1999, current liabilities exceed current assets by $1,821,766 and total liabilities exceed total assets by $4,900,816.

In view of these matters, realization of a major portion of the assets in the accompanying balance sheet is dependent upon continued operations of the Company, which in turn is dependent upon the Company’s ability to meet its financing requirements, raise additional capital, and the success of its future operations. Management believes that actions presently being taken to revise the Company’s operating and financial requirements and to raise additional capital provide the opportunity for the Company to continue as a going concern.

SEMICONDUCTOR ADVANCED LITHOGRAPHY, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 1999 AND 1998

C) TECHNOLOGY PURCHASE

Effective January 1, 1996, the Company entered into a license agreement with Karl Suss America, a related party. The Company acquired the right to certain X-ray technology in exchange for license fees and royalties. Royalties of six percent of amounts collected on sales were due quarterly. Royalty expenses were $133,992 in 1998. License fees charged to operations were $90,000 in 1998. Interest expense charged to operations for modification of license payment terms was $5,659 in 1998. Through May 31, 1998, license fees were being amortized over the term of the license fees agreement.

Effective December 2, 1998, the Company entered into a $3,250,000 Technology License and Purchase agreement with Karl Suss, a related party replacing the January 1, 1996 agreement. This agreement grants the Company all rights to the related technology and patents and eliminates all future license fees and royalty payments. Payment was made by issuance of a long-term note with installments over four years and a balloon payment of $2,450,000, due January 3, 2003, total $3,250,000 (see Note E — long term debt).

Subsequent to the original issuance of the accompanying financial statements, these financial statements were included in a Form 8-K filing with the Securities and Exchange Commission due to the acquisition of the Company by JMAR Technologies, Inc. Accordingly, the accounting for the above transaction has been adjusted to comply with Securities and Exchange Commission Staff Accounting Bulletin No. 48. Consequently, an adjustment has been reflected effective for the December 31, 1998 financial statements to record the carrying value of the assets acquired at the transferor’s historical cost. The impact of this adjustment was to reduce the carrying value at December 31, 1998 by $2,293,000 with a corresponding reduction in shareholders' equity (deficit). Additionally, amortization expense was reduced by $19,173 and $229,300 for the years ended December 31, 1998 and 1999, respectively.

D) NOTES PAYABLE

Notes payable consists of the amount due under a $250,000 bank line of credit due February, 2000. Interest is payable monthly at the Wall Street Journal prime rate (8.5% at December 31, 1999), plus 1%, adjusted monthly. The Company is also charged 0.25% interest monthly on any unused portion of the line. The line is secured by inventory, accounts receivable and equipment. There is a $60,000 outstanding balance on the line of credit as of December 31, 1999.

As of December 31, 1999, the Company also has several notes payable with maturity dates ranging from January 25, 2000 to March 23, 2000, bearing interest at 12%. Five of these notes are with related parties such as directors, or the Suss family. Certain loans are convertible to common stock at specified prices at the option of the holder. The notes also carry warrant provisions. The notes are secured by a second security interest in all assets and a life insurance policy on an officer of the Company.

SEMICONDUCTOR ADVANCED LITHOGRAPHY, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 1999 AND 1998

E) LONG - TERM DEBT

Effective July 18, 1996, the Company entered into a convertible loan agreement with DI Corporation, a current investor and related party under which it may draw down up to $1,000,000. The Company had drawdowns of $1,000,000 as of December 31, 1999 and 1998. Interest at 8% per year is payable semi-annually in arrears in February and August. A balloon payment shall be repaid on or before August 1, 2006.

The Company signed a Technology License and Installment Purchase Agreement (see note C -Technology Purchase above) effective December 2, 1998. Installments over four years and a balloon payment of $2,450,000, due January 3, 2003, total $3,250,000. This total discounted has a present value of $2,292,000 at December 31, 1999 and $2,294,000 at December 31, 1998. This purchase agreement is secured by the patent.

As of December 31, 1999, payments due on the above notes (including imputed interest on the technology agreement note) are:

Years Ending
December 31,	Amount

2000	$200,000
2001	200,000
2002	200,000
2003	2,450,000
2006	1,000,000

$4,050,000

SEMICONDUCTOR ADVANCED LITHOGRAPHY, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 1999 AND 1998

F) RELATED PARTY TRANSACTIONS

Semiconductor Advanced Lithography, Inc., is associated, through common ownership, with Karl Suss, or Suess MicroTec AG as it is now called. Transactions with Suess MicroTec AG or its US division, Karl Suss America arose substantially in connection with sales and purchases of assemblies and parts and charges to the Company for administrative services.

Transactions between Semiconductor Advanced Lithography, Inc. and Suess MicroTec AG, a related party for the years ended December 31, 1999 and 1998 were as follows:

	1999	1998

Sales of goods and services	$23,190	$56,386

Purchases of goods and services	$155,245	$612,407

The Company has borrowed funds from Suess MicroTec AG and DI Corporation, related parties on a long-term basis (see note E) and has short-term notes payable to five related parties (see note D). Interest expense on the notes payable charged to operations for the years ended December 31, 1999 and 1998 is as follows.

	1999	1998

Interest expense	$429,790	$99,451

Net amounts due to related parties were as follows as of December 31:

	1999	1998

Karl Suss America, Inc.	$510	$1,783

	$510	$1,783

SEMICONDUCTOR ADVANCED LITHOGRAPHY, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 1999 AND 1998

G) INCOME TAXES

The provision for income taxes consists of minimum state taxes. Deferred tax assets and liabilities consist of the following at December 31:

	1999	1998

Deferred tax assets:
Start up costs	$—	$22,746
Accrued expenses	26,433	21,025
Inventory reserve	35,190	35,190
Net operating loss carryforwards	1,588,049	545,550
Charitable contribution carryover	786	512
Equity loss in subsidiary	—	2,331
Amortization of patents	53,685	1,440
Compensation related to stock option plan	82,556	—
Depreciation of property and equipment	—	3,986

	1,786,699	632,780
Less valuation allowance	(1,781,273)	(632,780)

Net deferred tax assets	$5,426	$—

Deferred tax liabilities:
Depreciation of property and equipment	$5,426	$—

At December 31, 1999, the Company has approximately $4,061,000 of net operating loss carry forwards available to reduce future taxable income, principally through 2018.

The valuation allowance was increased by $1,148,000 during 1999.

H) PENSION PLAN

Effective January 1, 1998, Semiconductor Advanced Lithography, Inc., offered its employees the opportunity to contribute to a 401(k) plan. The Company will match 50% of the first $1,000 of 401(k) contributions per participant. The Company is not making any discretionary contributions to the Plan at this time. Total 401(k) employer contributions charged to operations were $8,779 in 1999 and $12,138 in 1998.

SEMICONDUCTOR ADVANCED LITHOGRAPHY, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 1999 AND 1998

I) COMMITMENTS

The Company leases office space, furniture and equipment under operating leases expiring through March 31, 2001. Total rent expense charged to operations approximated $211,923 in 1999 and $183,092 in 1998.

Future minimum lease payments for all noncancellable operating leases are as follows:

Years Ending
December 31,	Amount

2000	$212,584
2001	52,628

Total minimum lease payments	$265,212

J) COMMON STOCK

On May 12, 1998, the Company restructured its equity and created two classes of common stock. Class A and C shares were converted into Class AA common stock. Class B shares were converted into Class BB common stock. Class AA controlled 55% of the voting power of the Company and Class BB controlled 45% of the voting power of the Company.

The following stock was authorized, issued and outstanding at December 31, 1998:

Common stock, Class AA — $0.01 par value; 5,000,000 shares authorized, 400,750 shares issued and outstanding at December 31, 1998	4,008
Common stock, Class BB — $0.01 par value; 500,000 shares authorized, 261,500 shares issued and outstanding	2,615

SEMICONDUCTOR ADVANCED LITHOGRAPHY, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 1999 AND 1998

J) COMMON STOCK (continued)

On January 25, 1999, the Company restructured its equity by converting all existing and outstanding BB shares into AA shares. Each BB share received an AA share plus 4 warrants exercisable at $.01 per share.

The following stock was authorized, issued and outstanding at December 31, 1999:

Common stock, Class AA — $0.01 par value; 5,000,000 shares authorized, 663,250 shares issued and outstanding at December 31, 1999	6,633

K) WARRANTS

A total of 1,046,000 warrants were issued to class BB shareholders as result of the conversion of BB common stock to AA common stock in January 1999 (see Note J — Common Stock )

The Company has also issued stock warrants on Class AA common stock. The warrants were issued in connection with a series of loan and other agreements. The warrants expire 30 days after the consummation of an initial public offering or at other dates as defined in the agreements.

As of December 31, 1999, there were 1,171,420 warrants outstanding with an exercise price of $.01 to $5 per share.

Class AA common stock has been reserved for the issuance of warrants as noted above.

SEMICONDUCTOR ADVANCED LITHOGRAPHY, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 1999 AND 1998

L) STOCK OPTION PLAN

Since 1994 the Company offered all full-time employees qualified incentive stock options. Options were granted to purchase the Company’s common stock at not less than fair market value on the date of the grant and are only exercisable in the event of an initial public stock offering, a change in control of the Company, or by a board of director’s resolution. The options expire 10 years after the date of granting. Starting January, 1999, the Company issued nonqualified stock options with the same expiration terms as noted above at various exercise prices. Employees with incentive stock options were given the opportunity to convert to nonqualified stock options.

The Company applies APB Opinion 25, “Accounting For Stock Issued to Employees,” in accounting for its stock option plan. Compensation cost recognized for the plans was $211,141 in 1999 and $0 in 1998. Had compensation costs been determined on the basis of value pursuant to FASB Statement No. 123, the net loss would not have changed materially. Assumptions utilized in making this determination were a risk-free interest rate of 4.63% to 6.18%, 10 year expected life, and 0% dividend yield and volatility rate.

Following is a summary of the status of stock options during 1999 and 1998 (1998 restated to reflect the 1998 5:1 stock split):

	1999		1998

		Weighted		Weighted
		Average		Average
	Number of	Exercise	Number of	Exercise
	Shares	Price	Shares	Price

Outstanding — beginning:	243,000	$1.98	238,750	$1.35
Granted	246,000	2.50	69,250	5.00
Exercised	—	—	—
Forfeited or cancelled	(160,250)	3.48	(65,000)	2.85

Outstanding — ending	328,750	$3.42	243,000	$1.98

Options exercisable at year end	—		—

Class AA common stock has been reserved for the issuance of stock options as noted above.

M) CONCENTRATION OF CREDIT RISK

The Company maintains its cash balances in one financial institution located in Vermont. These balances are insured by the Federal Deposit Insurance Corporation up to $100,000. At December 31, 1999, there were no uninsured amounts held at this financial institution. The same financial institution is the one that has extended the Company their line of credit, referred to in Note D.

SEMICONDUCTOR ADVANCED LITHOGRAPHY, INC.
BALANCE SHEET
As of June 30, 2001
(Unaudited)

ASSETS
Current Assets:
Cash and cash equivalents	$19,995
Accounts receivable, net	436,000
Notes and other receivables	23,412
Inventories	597,786
Prepaid expenses and other	14,579

Total current assets	1,091,772
Property and equipment, net	134,819
Patents, net	742

TOTAL ASSETS	$1,227,333

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current Liabilities:
Accounts payable	$460,601
Accrued liabilities	218,766
Accrued interest	530,936
Billings in excess of cost and estimated earnings on uncompleted contracts	667,963
Notes payable	3,706,222

Total current liabilities	5,584,488

Notes payable, net of current portion	3,324,770

Stockholders’ deficit:
Common stock, $.01 par value; 5,000,000 shares authorized; Issued and outstanding 415,625 shares	4,156
Additional-paid in capital	1,529,871
Accumulated deficit	(9,215,952)

Total stockholders’ deficit	(7,681,925)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$1,227,333

SEMICONDUCTOR ADVANCED LITHOGRAPHY, INC.
STATEMENTS OF OPERATIONS
For the Six Months Ended June 30, 2001 and 2000
(Unaudited)

	June 30, 2001	June 30, 2000

Sales	$1,564,476	$255,607
Costs of sales	1,392,298	184,829

Gross profit	172,178	70,778
Selling, general and administrative expenses	564,269	952,769

Loss from operations	(392,091)	(881,991)
Other income (expense), net	(88,131)	(87,397)
Interest income	2,406	2,278
Interest expense	(847,118)	(300,795)

Net loss	$(1,324,934)	$(1,267,905)

Basic and diluted net loss per share	$(3.19)	$(3.82)

Basic and diluted shares used in computation of net loss per share	415,625	331,625

SEMICONDUCTOR ADVANCED LITHOGRAPHY, INC.
STATEMENTS OF CASH FLOW
For the Six Months Ended June 30, 2001 and 2000

	June 30, 2001	June 30, 2000

Cash flows from operating activities:
Net loss	$(1,324,934)	$(1,267,905)
Adjustment to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	426,823	28,207
Compensation expense	—	47,234
Change in assets and liabilities:
(Increase) decrease in:
Accounts receivable, net	(16,146)	275,644
Inventories	102,899	(289,471)
Prepaid expenses and other	8,260	4,311
Increase in:
Accounts payable and accrued liabilities	426,565	372,991
Billings in excess of costs and estimated earnings on uncompleted contracts	249,126	—

Net cash used in operating activities	(127,407)	(828,989)

Cash flows from investing activities:
Capital expenditures	(1,367)	(1,021)
Increase in notes receivable	(3,480)	—

Net cash used in investing activities	(4,847)	(1,021)

Cash flows from financing activities:
Borrowings of notes payable	17,629	917,690

Net cash provided by financing activities	17,629	917,690

Net (decrease) increase in cash and cash equivalents	(114,625)	87,680
Cash and cash equivalents, beginning of period	134,620	16,892

Cash and cash equivalents, end of period	$19,995	$104,572

Cash paid for interest	$18	$45,132

This unaudited proforma consolidated balance sheet as of June 30, 2001 gives effect to the acquisition of Semiconductor Advanced Lithography, Inc. (“SAL”) as if it had occurred on June 30, 2001. The proforma information is based on the historical financial statements of JMAR Technologies, Inc. and SAL after giving effect to the transaction using the purchase method of accounting and the assumptions and adjustments in the accompanying notes to the proforma balance sheet.

JMAR TECHNOLOGIES, INC. AND SEMICONDUCTOR ADVANCED LITHOGRAPHY, INC.
CONSOLIDATED PROFORMA BALANCE SHEET
June 30, 2001
(Unaudited)

	JMAR	Semiconductor
	Technologies,	Advanced	Proforma		Proforma
ASSETS	Inc.	Lithography, Inc.	Adjustments		Combined

Current Assets:
Cash and cash equivalents	$9,793,857	$19,995	$(1,200,000	)(1)	$8,613,852
Accounts receivable, net	4,282,609	436,000	(386,185	)(2)	4,332,424
Notes and other receivables	20,123	23,412	(19,932	)(3)	23,603
Inventories	7,115,463	597,786	(456,673	)(4)	7,256,576
Marketable securities available for sale	1,312,468	—	—		1,312,468
Prepaid expenses and other	599,464	14,579	(50,000	)(2)	564,043

Total current assets	23,123,984	1,091,772	(2,112,790)		22,102,966
Property and equipment, net	3,625,282	134,819	—		3,760,101
Other assets, net	5,776,057	742	784,258	(5)	6,477,501
			(83,556	)(6)
Goodwill, net	251,832	—	3,984,284	(7)	4,236,116

TOTAL ASSETS	$32,777,155	$1,227,333	$2,572,196		$36,576,684

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$1,266,351	$460,601	$(223,333	)(3)	$1,503,619
Accrued liabilities	1,178,316	1,341,786	(530,936	)(3)	1,716,652
			(272,514	)(2)
Accrued payroll and related costs	950,640	75,881	—		1,026,521
Line of credit	3,000,000	—	—		3,000,000
Notes payable	442,452	3,706,222	(3,706,222	)(3)	442,452

Total current liabilities	6,837,759	5,584,490	(4,733,005)		7,689,244

Notes payable and other long term liabilities, net of current portion	238,368	3,324,770	(3,324,770	)(3)	1,438,368
			1,200,000	(1)

	238,368	3,324,770	(2,124,770)		1,438,368

Stockholders’ equity:
Preferred stock, $.01 par value; 5,000,000 shares authorized; none issued and outstanding as of June 30, 2001	—	—	—		—
Common Stock, $.01 par value; 40,000,000 shares authorized; Issued and outstanding 22,855,117 as of June 30, 2001	222,521	4,155	(4,155	)(10)	228,552
			6,031	(1)
Additional-paid in capital	52,683,341	1,529,871	(1,529,871	)(10)	54,425,354
			1,742,013	(1)
Accumulated other comprehensive income	1,262,443	—	—		1,262,443
Accumulated deficit	(28,467,277)	(9,215,952)	9,215,952	(10)	(28,467,277)

Total stockholders’ equity	25,701,028	(7,681,926)	9,429,970		27,449,072

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$32,777,155	$1,227,333	$2,572,196		$36,576,684

Notes to Proforma Balance sheet:

(1)	Purchase price consisting of 603,051 shares of common stock, valued at $1,748,044, $1.2 million in cash and $1.2 million in notes. The allocation of the purchase price of $4,231,600 (including transaction costs) is as follows:

Goodwill	$3,984,284
Identifiable intangibles	785,000
Fair value of tangible assets acquired	363,801
Liabilities assumed	(901,485)

$4,231,600

(2)	Elimination of intercompany amounts.

(3)	In connection with the acquisition by JMAR, SAL entered into agreements with several of its creditors which reduced the related liabilities due those creditors by approximately $8 million through a combination of debt forgiveness and by payment of the $1.2 million cash purchase price from JMAR.

(4)	Writedown of SAL inventory to fair value.

(5)	Net writeup of identifiable intangibles to fair value. Patents were valued based on a discounted cash flow model and technological know-how was valued based on replacement cost of underlying documentation. No other identifiable intangibles are present.

(6)	Transaction costs incurred by JMAR related to the acquisition.

(7)	Goodwill resulting from the acquisition.

(8)	Elimination of SAL shareholder deficit.

This unaudited proforma condensed combined statement of operations for the year ended December 31, 2000 gives effect to the acquisition of Semiconductor Advanced Lithography, Inc. (“SAL”) as if it had occurred on January 1, 2000. The proforma information is based on the historical financial statements of JMAR Technologies, Inc. and SAL after giving effect to the transaction using the purchase method of accounting and the assumptions and adjustments in the accompanying notes to the proforma statement.

JMAR TECHNOLOGIES, INC. AND SEMICONDUCTOR ADVANCED LITHOGRAPHY, INC.
PROFORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2000
(Unaudited)

		Semiconductor
	JMAR	Advanced
	Technologies,	Lithography,	Proforma		Proforma
	Inc.	Inc.	Adjustments		Combined

Sales	$19,626,600	$1,262,781	$(419,835	)(1)	$20,469,546
Cost of sales	13,703,377	1,255,431	(302,824	)(1)	14,655,984

Gross profit (loss)	5,923,223	7,350	(117,011)		5,813,562

Operating expenses:
Selling, general and administrative	7,170,142	956,445	261,567	(2)	8,388,154
Research, development and engineering	2,299,635	477,268	—		2,776,903

Total operating expenses	9,469,777	1,433,713	261,567		11,165,057

Loss from operations	(3,546,554)	(1,426,363)	(378,578)		(5,351,495)
Other income (expense), net	2,133,552	(5,789)	—		2,127,763
Interest income	324,550	9,227	(48,000	)(3)	285,777
Interest expense	(136,313)	(1,349,505)	1,253,505	(4)	(232,313)

Net income (loss)	$(1,224,765)	$(2,772,430)	$826,927		$(3,170,268)

Weighted average common shares outstanding					22,071,814

Net loss per common share					$(.14)

Notes to Proforma Financial Statement:

(1)	Elimination of intercompany sales.

(2)	Incremental identifiable intangibles amortization resulting from the acquisition. Identifiable intangibles resulting from the acquisition are being amortized over 3 years.

(3)	Reduction in interest income for cash portion of purchase price.

(4)	Elimination of interest expense on debt forgiveness ($6.8 million) or payoff ($1 million) resulting from acquisition, net of interest expense for the $1.2 million note issued as purchase price. The interest rates on the debt forgiven or paid off ranged from 8% to 18% and the interest rate on the $1.2 million note issued as purchase price is 8%.

This unaudited proforma condensed combined statement of operations for the six months ended June 30, 2001 gives effect to the acquisition of Semiconductor Advanced Lithography, Inc. (“SAL”) as if it had occurred on January 1, 2000. The proforma information is based on the historical financial statements of JMAR Technologies, Inc. and SAL after giving effect to the transaction using the purchase method of accounting and the assumptions and adjustments in the accompanying notes to the proforma statement.

JMAR TECHNOLOGIES, INC. AND SEMICONDUCTOR ADVANCED LITHOGRAPHY, INC.
PROFORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
For the Six Months Ended June 30, 2001
(Unaudited)

		Semiconductor
	JMAR	Advanced
	Technologies,	Lithography,	Proforma		Proforma
	Inc.	Inc.	Adjustments		Combined

Sales	$7,864,542	$1,564,476	$(1,032,989	)(1)	$8,396,029
Cost of sales	5,676,534	1,392,298	(884,349	)(1)	6,184,483

Gross profit (loss)	2,188,008	172,178	(148,640)		2,211,546

Operating expenses:
Selling, general and administrative	3,838,849	564,269	130,783	(2)	4,533,901
Research, development and engineering	1,142,297	—	—		1,142,297

Total operating expenses	4,981,146	564,269	130,783		5,676,198

Loss from operations	(2,793,138)	(392,091)	(279,423)		(3,464,652)
Other income (expense), net	1,180,318	(88,131)	—		1,092,187
Interest income	167,827	2,406	(24,000	)(3)	146,233
Interest expense	(26,994)	(847,118)	799,118	(4)	(74,994)

Net income (loss)	$(1,471,987)	$(1,324,934)	$495,695		$(2,301,226)

Weighted average common shares outstanding					22,832,470

Net loss per common share					$(.10)

Notes to Proforma Financial Statement:

(1)	Elimination of intercompany sales.

(2)	Incremental identifiable intangibles amortization resulting from the acquisition. Identifiable intangibles resulting from the acquisition are being amortized over 3 years.

(3)	Reduction in interest income for cash portion of purchase price.

(4)	Elimination of interest expense on debt forgiveness ($6.8 million) or payoff ($1 million) resulting from acquisition, net of interest expense for the $1.2 million note issued as purchase price. The interest rates on the debt forgiven or paid off ranged from 8% to 18% and the interest rate on the $1.2 million note issued as purchase price is 8%.